Investor Update July 2017 Exhibit 99.1

Safe Harbor Statement Statements contained in this presentation that state the Partnership’s or management’s expectations or predictions of the future are forward-looking statements. The words “believe,” “expect,” “should,” “intends,” “estimates,” “target” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see CrossAmerica’s Forms 10-Q or Form 10-K filed with the Securities and Exchange Commission and available on CrossAmerica’s website at www.crossamericapartners.com. If any of these factors materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you see or hear during this presentation reflects our current views as of the date of this presentation with respect to future events. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

CrossAmerica Overview

CrossAmerica Partners LP Overview Master limited partnership and leading wholesale fuels distributor, convenience store lessor, and c-store operator Distributes annually over 1 billion gallons of fuel Annual gross rental income over $80 million Operates 75 convenience stores 17.5% equity interest in CST Brands’ wholesale fuels business, approximately 1.8 billion gallons of annual fuel supply Over 1,250 locations – 501 owned sites 621 Lessee Dealers 394 Independent Dealers 75 Company Operated Sites 98 Commission Agents 71 Non-fuel Tenant Sites (rent only) Equity market capitalization of $880 million and enterprise value of $1.3 billion Note: All information is as of March 31, 2017

2012 Dunmore Oil Acquisition (Pennsylvania) Express Lane Acquisition (Florida) 2013 Rocky Top Acquisition (Tennessee) Rogers Acquisition (Tennessee) 2014 2014 2015 2016 Manchester Acquisition (Virginia) Atlas Acquisition (Chicago) Landmark Industries Acquisition (Texas) Dropdown of 5% interest in CST Fuel Supply Erickson Oil Products Acquisition (Upper Midwest) State Oil Acquisition (Chicago) Since IPO in October 2012, Over $800 Million in Acquisitions History of Growth Nice N Easy Acquisition (New York) Dropdown of 12.5% interest in CST Fuel Supply and 29 Stores One Stop Acquisition (West Virginia) S/S/G Corp Acquisition (Upper Midwest) Petroleum Marketers, Inc. Acquisition (WV/VA)

Drivers of Cash Flow Segment Gross Profit(1) Category Gross Profit(1) (1) Presented before intersegment eliminations. In addition, Rent is combined for the Wholesale and Retail Segments. 2016 $113 million $43 million $63 million $30 million $54 million 2015 $104 million $65 million $50 million $42 million $59 million $19 million Shift to more stable, qualifying cash flow

Financial Summary(1) (1) See the (i) reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow (DCF) to net income and (ii) the definitions of EBITDA, Adjusted EBITDA and DCF in the appendix of this presentation.

Circle K-CST Merger Update

CROSSAMERICA PARTNERS LP

Investor Update July 2017

Circle K Overview(1)

- Circle K is the global convenience brand of Alimentation Couche-Tard Inc. ("Couche-Tard")
- Based in Laval, Quebec, Canada
- Largest independent convenience store operator in North America in terms of company-operated stores(2)
  - 9,424 convenience stores throughout 42 US states and 10 Canadian provinces, including 8,077 with road transportation fuel
  - 95,000 people employed throughout network
- Leader in convenience store and road transportation fuel retail in Europe, with presence in Scandinavian countries, Baltic states, Poland and Ireland
  - 2,754 sites, majority of which offer road transportation fuel and convenience products
  - 25,000 people employed throughout network
- Additional 1,700 Circle K branded stores operated by independent operators in other countries and territories
- Investment Grade Credit
  - Rated BBB (Stable) by S&P
  - Rated Baa2 (Stable) by Moody's
- Market Cap of approximately CAD $36 billion
  - TSX: ATD.A ATD.B

(1) As of July 12, 2017
(2) As of June 30, 2017. Excludes recently announced agreement to acquire Holiday StationStores Inc, comprising 522 stores in the US

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Investor Update July 2017

Transaction Overview



Alimentation Couche-Tard Inc.
TSX: ATD.A ATD.B
100% Ownership Interest
CST Brands, LLC
20.5% Limited Partner Interest
100% IDR Interest
100% Ownership Interest
US Operations
CrossAmerica General Partner
100% General Partner Interest
17.5% Interest in CST Fuel Supply
Public Unitholders
Joseph Topper & Affiliates
55% Limited Partner Interest
25% Limited Partner Interest
CrossAmerica Partners LP
NYSE: CAPL
100% Ownership Interest
Operating Subsidiaries

- Couche-Tard acquired CST Brands on June 28, 2017
  - Includes assets related to CrossAmerica
  - Circle K, a subsidiary of Couche-Tard
- Organizational Relationship Upon Closing
  - Couche-Tard controls the general partner of CrossAmerica
  - Couche-Tard owns 21% of CrossAmerica limited partner units
  - Couche-Tard owns 100% of CrossAmerica Incentive Distribution Rights (IDRs)
  - CrossAmerica owns 17.5% interest in CST Fuel Supply

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Vision & Strategy Couche-Tard Vision To become the world’s preferred destination for convenience and fuel CrossAmerica’s Strategy A leader in the wholesale distribution of motor fuels and leasing of fuel retail real estate, CrossAmerica is committed to serving our customers while increasing the value to our investors through measured growth and sound business execution The combined strategy is to leverage the strengths of each organization by simplifying the two businesses to Retail Operations at Circle K and Wholesale Operations at CrossAmerica

CROSSAMERICA PARTNERS LP

Investor Update July 2017

Step 1: Organizational Alignment

- Circle K US Wholesale Supply Business
  - Wholly owned by Circle K, operates under the National Wholesale Fuels “NWF” name through nine distinct business units
  - National presence, with regional concentration on the West Coast, Midwest and throughout the South
- CrossAmerica Partners LP
  - Headquartered in Allentown, PA
  - National presence, with regional concentration along the East Coast and Midwest

Complementary Geographic Reach

NWF
National Wholesale Fuels
The Energy to Succeed

- 900 million gallons annually
- 700 dealer-operated sites
- 145 real estate controlled sites

CAP CROSSAMERICA PARTNERS LP

- 1 billion gallons annually
- 1,100 dealer-operated sites
- 800 real estate controlled sites


National Wholesale Fuels
CrossAmerica Partners

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Step 1: Organizational Alignment Leverage each organization’s strengths and operate as one, national wholesale distribution organization – CrossAmerica Partners LP Will continue to be headquartered out of Allentown, PA Management and board composition Executive Officers Jeremy Bergeron, President and Chief Executive Officer Matt McCure, Vice President Operations Evan Smith, Vice President and Chief Financial Officer Giovanna Rueda, Director Legal Affairs and Corporate Secretary Board of Directors Alex Miller (Chairman), Sr. Vice President Global Fuels (Couche-Tard) Jean Bernier, Group President Global Fuels & Northeast Operations (Couche-Tard) Claude Tessier, Chief Financial Officer (Couche-Tard) Jeremy Bergeron, President and Chief Executive Officer Joe Topper, founder and former Chief Executive Officer JB Reilly, independent director Justin Gannon, independent director (Audit Committee Chair) Mickey Kim, independent director (Conflicts Committee Chair)

Step 1: Organizational Alignment We expect to achieve over $10 million in annual cost synergies at CrossAmerica Half in the first year and the remainder in the following three years Combining organizations and centralizing functions Strengthening relationships with many of our key fuel, equipment and service suppliers Additional top-line synergy opportunities Utilize Circle K turnkey branding and franchise programs that can complement our dealer offerings for backcourt support While cash flow will initially remain separate (NWF and CAPL), both organizations will benefit from a centralized, aligned structure New, board approved, management fee structure will be established to properly assign cost to the respective entities

CROSSAMERICA PARTNERS LP
Investor Update July 2017

Step 2: Simplify Structure

- Key part of the strategy is to simplify the two businesses to Retail Operations at Circle K and Wholesale Operations at CrossAmerica
  - Provide clear understanding, and line-of-sight, with how EBITDA is earned in each organization and growth will occur
  - Unwind cash flow entanglement within Circle K
  - Maximizes qualified income at CrossAmerica
  - Will execute in a measured way to ensure sustained levels of cash flow at CrossAmerica to support ongoing distribution growth strategy

CAP

*Assets being evaluated for exchange with Circle K

- 17.5% interest in CST Fuel Supply (5 cpg on 1.8 billion annual gallons)
- Fuel supply to approximately 50 retail sites from prior CST acquisitions
- Properties from prior dropdowns and acquisitions (earning non-qualified rental income today)
- Certain CAPL retail assets in upper Midwest

CIRCLE K

*Assets being evaluated for exchange with CrossAmerica

- Circle K operated retail sites no longer core to retail business strategy
- Portion of National Wholesale Fuels business

*While our evaluation of assets with Circle K is intended to simplify the operating structure of each entity, there can be no assurances of completion of any transaction. Any such transaction will require the approval of the conflicts committee of the board of directors of the General Partner.

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Step 3: Execute Growth Strategy CrossAmerica will have a long runway of growth opportunities through third party M&A strategy and dropdowns Third party M&A greatly enhanced with Circle K alignment Acquisition of Circle K non-core retail sites National Wholesale Fuels Acquisition of initial interest as part of asset exchange evaluation Remainder of interest dependent upon rate of execution of 3rd party M&A, distribution growth strategy and capital structure needs Financed through various sources Anticipate 50/50 debt and equity financing structure Cash flow from operations Sale-leaseback opportunities Added financing strength with an investment-grade rated general partner

Step 3: Execute Growth Strategy Distribution growth CrossAmerica has grown distributions for 12 consecutive quarters Will continue to grow, with pace of growth dependent upon market conditions and financing strategy Incentive Distribution Rights Currently at 25% split-level Will continue to monitor to ensure alignment between GP and LP unitholders to generate long-term, sustainable growth Coverage ratio Continue to target long-term coverage ratio of 1.1x annually Leverage ratio Target long-term leverage ratio of approximately 4.0x

Investor Update July 2017

Summary of Benefits

CAP

- Continuity with a sponsor whose management culture is aligned with CrossAmerica
- Immediate organizational alignment captures synergies and maximizes talent and offerings within both organizations
- Simplify cash flow structure to maximize qualified income and provide clear line-of-sight into EBITDA generation and growth
- Long runway for growth opportunities through dropdowns and 3rd party M&A
- Flexible financing opportunities
- ***Creates a leading national wholesale distributor MLP, with stable cash flow, solid balance sheet, and great opportunity for sustained distribution growth for many years to come with supportive, investment grade sponsor***

CIRCLE K

- Alignment with national, publicly traded organization providing talent, synergy capture and immediate exposure to highly populated Northeast region
- Increases scale in US fuel distribution with additional 1+ billion gallons under management
- Provides ongoing platform to monetize operations no longer core to Retail Strategy, while still earning residual cash flow in the business through IDR and LP interest in CAPL
- Establishes a partner to execute M&A to maximize invested capital on assets core to each other's strategy and investor base
- ***Significant value enhancement through CrossAmerica IDR and LP distribution growth***

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Appendix

2016 Highlights Acquisitions 31 stores acquired from S/S/G Corp (Franchised Holiday Stores), approx. 26 million annual fuel gallons 55 lessee dealer and 25 independent dealer accounts acquired from State Oil, approx. 60 million annual gallons Portfolio Optimization Continued dealerization process with 77 sites dealerized in 2016 Closed on a $25 million sale-leaseback transaction (17 properties in the Chicago market) Expense Reduction Reduced expenses (operating and G&A) 21% from 2015 to 2016 Capital Strength Leverage, as defined under our credit facility, was 4.2 times as of 12/31/16 Amended credit facility to provide additional borrowing flexibility and sale-leaseback optionality Sustained Distribution Growth Grew annual distributions 6.1% in 2016 compared to 2015 11 consecutive quarters of distribution growth Couche-Tard/Circle K merger with CST Brands Announced in August 2016 Potential strategic benefit to CrossAmerica Closed on June 28, 2017

Growth Drivers Capital Discipline Executed M&A strategy with two accretive acquisitions in 2016 Leveraged real estate with sale-leaseback transaction Unlocked additional capacity with credit facility enhancements Sustaining CapEx of less than $1 million in 2016 Portfolio Optimization 77 sites dealerized in 2016 Lowering expenses Stabilizing cash flow Partnership-wide Expense Control Reduced expenses $23 million or 21% from 2015 to 2016 Despite growing EBITDA(1) 15% (1) See the (i) reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow (DCF) to net income and (ii) the definitions of EBITDA, Adjusted EBITDA and DCF in the appendix of this presentation.

Overview of Business Segments Wholesale Fuels Distributor Convenience Store Lessor Convenience Store Operator Purchase and sale of wholesale motor fuel Distribute branded and unbranded fuel (83% of the motor fuel we distributed in 2016 was branded) Distribute motor fuel to over 1,200 sites located in 29 states In 2016, 87% of our gallons sold were based on a fixed mark-up per gallon Provide fuel to several different types of customer sites, including independent dealers, lessee dealers, affiliated dealers, CST, our company-operated stores (Retail Segment) and commission agents Lease or sublease real and personal property to tenants Sites used in the retail distribution of motor fuels Lease agreements are generally 3-10 years Leases are generally triple net leases As of 12/31/16, 810 sites generating rental income We own 57% of our properties that we lease to our dealers or utilize in our retail business Operation of convenience stores Primarily through our Erickson and S/S/G Corporation (Franchised Holiday) stores Own or lease the property Retain all profits from motor fuel and convenience store operations Own the motor fuel inventory at the sites and set the motor fuel pricing at the sites As of 12/31/16, operating 76 retail sites Manage commission agent sites CAPL owns fuel inventory and sets the retail price, earning retail fuel profit As of 12/31/16, owned/leased 95 commission agent sites (Retail Segment) WHOLESALE SEGMENT RETAIL SEGMENT

Wholesale Segment Wholesale Fuel Supply Averaged 5.2 cpg in 2016 on 1.04 billion gallons Historically averaged 5-7 cpg margin Fluctuates based on value of prompt-payment discounts and other factors, including dealer-tank-wagon margins Supply Contracts 83% of supply contracts are branded supply and earn prompt-pay discounts and other rebates and incentives 17% of supply contracts are unbranded supply arrangements and offer no additional discounts Dealer Contracts 87% of distribution contracts are spot based, or rack+ fixed contracts 13% of distribution contracts are dealer-tank-wagon, or rack-to-retail variable contracts Rental Income Generate rental income at 810 sites, Earned Gross Rental Income of $75 million in 2016 Pay rent on underlying leases at 310 sites, Paid $18 million in annual rent expense in 2016 Recognized Net Rental Income of $57 million in 2016 2016 Wholesale Gross Profit Dollars $54 million $59 million

Wholesale Segment – Fuel Fuel Volume Distributed by Brand (2016, gallons in millions) UNBRANDED Distributed 1.04 billion gallons of motor fuel in 2016 71% increase from IPO year of 2012 OTHER BRANDS

Wholesale Segment – Rent Rental Income (annuity stream) has become a sizable portion of cash flow contribution We own nearly 60% of all sites from which we generate rental income Gross Rental Income grew 25% from 2015 to 2016 Own convenient fueling locations in areas of high consumer demand Many of our sites are located in markets where limited availability of undeveloped real estate provides us a first mover advantage Due to prime locations, owned real estate sites have high alternate use values, which provides additional risk mitigation

Investor Update July 2017

Retail Segment

- Own/Lease and Operate 76 Convenience Stores[1]
  - All located in Minnesota and Wisconsin
  - Operate under three store brands
    - FreedomValu, Holiday, or SuperAmerica
  - Merchandise and Services
    - In 2016, averaged sales of $3,790 pspd at 24.6% margin
  - Ongoing process to convert retail sites to lessee dealers
- Own/Lease 95 Commission Agent Sites[1]
  - Other category is primarily rental income from agents operating the sites
  - CAPL owns fuel inventory and sets pricing, earning retail fuel profit
  - CAPL pays agent a commission to operate the site based on gallons sold
- Retail Fuel Margin
  - In 2016, Retail Segment averaged 2,780 gallons PSPD, with a 5.3 cpg margin
  - In addition, Wholesale Segment distributes to the Retail Segment, capturing qualifying wholesale fuel supply income

2016 Retail Gross Profit Dollars


$30 million
70%
$9 million
20%
$4 million
10%
Fuel Margin
Merchandise and Services
Other

[1] As of December 31, 2016

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Portfolio Optimization Continued focus on managing expenses and execution of our integration strategy Divested of low-margin, high-expense commercial fuels business acquired with PMI acquisition Divestiture was cash flow positive despite 80 million gallon reduction of wholesale fuel supply Continue to apply our processes and systems to reduce operating and general & administrative expenses following acquisitions Converted 77 Company Operated sites to Lessee Dealer accounts in 2016, yielding a more stable, qualifying income cash flow stream Company Operated Wholesale Fuel Margin Retail Fuel Margin Retail Merchandise Margin Operating Expenses Income Taxes Lessee Dealer Wholesale Fuel Margin Rental Income Company Operated Site Count (end of period)

Operating Results Operating Results (in thousands, except for per gallon and site count) 2016 2015 % Change WHOLESALE Motor Fuel Distribution Sites (period avg.) 1,128 1,064 6% Volume of Gallons Distributed 1,034,585 1,051,357 (2%) Wholesale Fuel Margin per Gallon $0.052 $0.056 (7%) Sites Generating Rental Income 810 691 17% Rental & Other Gross Profit (Net) $58,672 $45,757 28% RETAIL Company Operated Sites (period avg.) 86 132 (35%) Commission Agent Sites (period avg.) 71 70 1% Volume of Retail Gallons Distributed 159,721 211,243 (24%) Retail Fuel Margin per Gallon $0.053 $0.092 (42%) General, Admin. & Operating Expenses $85,230 $108,467 (21%)

Executing with Measured Growth Declared distribution attributable to first quarter of $0.6175 per unit 0.5 cent per unit increase over distributions attributable to fourth quarter 2016 Increased annual per unit distribution by 6% for 2016 over 2015 Continue to target a long-term distribution coverage ratio of at least 1.1x, while continuing to grow distributions Further strengthened balance sheet with recent sale-leaseback transaction and amendments to credit facility Ended 2016 with leverage ratio of 4.2x, as defined under our credit facility Continue to demonstrate financial flexibility to execute growth strategy in any market cycle Acquisition of our GP by a U.S. subsidiary of Couche-Tard presents even more opportunity for growth

Additional Information: $0.5031 on an annual basis = $2.01 $0.5469 on an annual basis = $2.19 $0.6563 on an annual basis = $2.63 Q1 2017 Distribution = $0.6175, on an annual basis = $2.47 Incentive Distribution Rights If cash distributions to our unitholders exceed $0.5031 per unit in any quarter, CrossAmerica unitholders and the incentive distribution rights held by CST will receive distributions according to the percentage allocations shown in the chart to the right $0.5031 $0.5469 $0.6563 ↑ Unitholder Distribution IDR Distribution Lower Tier Unitholder Distribution Lower Tier IDR Distribution

Non-GAAP Financial Measures Non-GAAP Financial Measures We use non-GAAP financial measures EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio. EBITDA represents net income available to us before deducting interest expense, income taxes and depreciation, amortization and accretion. Adjusted EBITDA represents EBITDA as further adjusted to exclude equity funded expenses related to incentive compensation and the Amended Omnibus Agreement, gains or losses on sales of assets, certain discrete acquisition related costs, such as legal and other professional fees and severance expenses associated with recently acquired companies, and certain other discrete non-cash items arising from purchase accounting. Distributable Cash Flow represents Adjusted EBITDA less cash interest expense, sustaining capital expenditures and current income tax expense. Distribution Coverage Ratio is computed by dividing Distributable Cash Flow by the weighted average diluted common and subordinated units and then dividing that result by the distributions paid per limited partner unit. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio are used as supplemental financial measures by management and by external users of our financial statements, such as investors and lenders. EBITDA and Adjusted EBITDA are used to assess our financial performance without regard to financing methods, capital structure or income taxes and the ability to incur and service debt and to fund capital expenditures. In addition, Adjusted EBITDA is used to assess the operating performance of our business on a consistent basis by excluding the impact of items which do not result directly from the wholesale distribution of motor fuel, the leasing of real property, or the day to day operations of our retail site activities. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio are also used to assess the ability to generate cash sufficient to make distributions to our unit-holders. We believe the presentation of EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio provides useful information to investors in assessing the financial condition and results of operations. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio should not be considered alternatives to net income or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio have important limitations as analytical tools because they exclude some but not all items that affect net income. Additionally, because EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio may be defined differently by other companies in our industry, our definitions may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Investor Update July 2017

Non-GAAP Reconciliation

The following table presents reconciliations of EBITDA, Adjusted EBITDA, and Distributable Cash Flow to net income, the most directly comparable U.S. GAAP financial measure, for each of the periods indicated (in thousands, except for per unit amounts):

	Year Ended December 31,		
	2016	2015	2014
Net income (loss) available to CrossAmerica limited partners	$ 7,312	$ 10,051	$ (6,407)
Interest expense	22,757	18,493	16,631
Income tax (benefit)	(453)	(3,542)	(1,354)
Depreciation, amortization and accretion	54,412	48,227	33,285
EBITDA	84,028	73,229	42,155
Equity funded expenses related to incentive compensation and the Amended Omnibus Agreement[a]	16,060	14,036	11,958
Gain on sales of assets, net	(198)	(2,719)	(1,653)
Acquisition-related costs[b]	3,318	4,412	7,481
Working capital adjustment	335	—	—
Inventory fair value adjustments	91	1,356	1,483
Adjusted EBITDA	103,634	90,314	61,424
Cash interest expense	(20,974)	(16,689)	(13,851)
Sustaining capital expenditures[c]	(798)	(1,318)	(3,104)
Current income tax expense	(234)	(2,574)	(406)
Distributable Cash Flow	$ 81,628	$ 69,733	$ 44,063
Weighted average diluted common and subordinated units	33,367	29,086	19,934(f)
Distributions paid per limited partner unit[d]	$ 2.40	$ 2.23	$ 2.08
Distribution coverage ratio[e]	1.02x	1.08x	1.06x

(a) As approved by the independent conflicts committee of the Board and the executive committee of CST and its board of directors, the Partnership and CST mutually agreed to settle certain amounts due under the terms of the Amended Omnibus Agreement in limited partnership units of the Partnership.

(b) Relates to certain discrete acquisition related costs, such as legal and other professional fees, severance expenses and purchase accounting adjustments associated with recently acquired businesses.

(c) Under the First Amended and Restated Partnership Agreement of CrossAmerica, as amended, sustaining capital expenditures are capital expenditures made to maintain our long-term operating income or operating capacity. Examples of sustaining capital expenditures are those made to maintain existing contract volumes, including payments to renew existing distribution contracts, or to maintain our sites in conditions suitable to lease, such as parking lot or roof replacement/renovation, or to replace equipment required to operate the existing business.

(d) On January 26, 2017, the Board approved a quarterly distribution of $0.6125 per unit attributable to the fourth quarter of 2016. The distribution is payable on February 13, 2017 to all unitholders of record on February 6, 2017.

(e) The distribution coverage ratio is computed by dividing Distributable Cash Flow by the weighted average diluted common and subordinated units and then dividing that result by the distributions paid per limited partner unit.

(f) Amount includes approximately 6,000 diluted units that are not included in the calculation of diluted earnings per unit on the face of the income statement because to do so would be anti-dilutive.

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